 ________________________________________________________________________
                              Press Release
             For immediate release

 ________________________________________________________________________
 Invesco Reports Results for Three Months Ended
September 30, 2010

Investor Relations Contact:  Jordan Krugman  404-439-4605
 Media Relations Contact:     Doug Kidd            404-479-2922

Atlanta, October 25, 2010 --- Invesco Ltd. (NYSE: IVZ) reported adjusted earnings per share of $0.39 for the third quarter of 2010 (second quarter 2010: $0.27). Adjusted net income was $185.0 million for the third quarter (second quarter: $125.4 million). On a U.S. GAAP basis, diluted earnings per share were $0.32 for the third quarter (second quarter: $0.09), and net income attributable to common shareholders was $154.7 million (second quarter: $40.8 million). The third quarter results reflect three months of activity for the acquired Morgan Stanley retail asset management business, which closed June 1, 2010 (“the acquired business”). On a U.S. GAAP basis, third quarter earnings includes $26.8 million of transaction and integration charges (second quarter: $79.3 million) related to the acquired business.

“Driven by consistent, long-term investment performance, we continue to see strong momentum in our business during the first full quarter after our combination with Morgan Stanley’s retail asset management business,” said Martin L. Flanagan, Invesco president and chief executive officer.  “By successfully managing the pre-close integration process, we were able to begin delivering the tremendous value of the combined organization for clients from day one.”

Non-GAAP Financial Measures Summary	Q3-10	Q2-10	Q3-09
Net revenues(1)	$707.1m	$589.0m	$537.1m
Adjusted operating margin(1)	34.8%	32.0%	32.1%
Adjusted net income(1)	$185.0m	$125.4m	$117.7m
Adjusted EPS(1)	$0.39	$0.27	$0.27
Average assets under management (in billions)	$583.3	$480.5	$437.1

U.S. GAAP Financial Measures Summary	Q3-10	Q2-10	Q3-09
Operating revenues	$953.1m	$787.0m	$705.8m
Operating margin	19.2%	9.1%	21.5%
Net income attributable to common shareholders	$154.7m	$40.8m	$105.2m
Diluted EPS	$0.32	$0.09	$0.24
Average assets under management (in billions)	$583.3	$480.5	$437.1

(1)
Net revenues, adjusted operating margin, adjusted net income and adjusted EPS are all non-GAAP financial measures. See the information on pages 7 through 9 and supporting notes on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at September 30, 2010, were $604.5 billion (June 30, 2010: $557.7 billion), an increase of $46.8 billion during the third quarter. Long-term net inflows were $4.9 billion for the third quarter, compared to $13.9 billion for the second quarter, and included $1.3 billion of net inflows in AUM excluding ETF, UIT and passive investments, compared to a second quarter net outflow of $0.8 billion. Net long-term inflows of ETF, UIT and Passive AUM of $3.6 billion compared to second quarter inflows of $14.7 billion, the second quarter including a $15.8 billion institutional passive mandate sourced in Japan.

Market gains and losses led to a $34.4 billion increase in AUM during the third quarter, compared to a $24.2 billion reduction in the second quarter. Foreign exchange rate movements led to an $8.2 billion increase in AUM during the third quarter, compared to a $3.4 billion reduction in the second quarter. Institutional money market net outflows were $2.4 billion for the third quarter, compared to $0.9 billion net outflows for the second quarter.

Average AUM during the third quarter were $583.3 billion, compared to $480.5 billion for the second quarter. The acquired business added $114.6 billion of AUM on June 1, 2010. During the third quarter, the acquisition of Australian equities manager, Concord Capital, added $3.1 billion of AUM offset by $1.4 billion disposition arising from the sale of Echo Point Investment Management. Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our Form 10-Q for the three and six months ended June 30, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company’s third quarter 2010 and second quarter 2010 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income and adjusted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 7 to 9 of this release.

The third quarter results include the acquired business for the full quarter. The second quarter included the results of the acquired business from the closing date of June 1, 2010. As discussed in the second quarter release the integration of the acquired business into the existing Invesco business is largely complete and segregated expense information for each component is no longer available. Prior to any significant product mergers, revenues associated with the acquired business can be separately identified and, as a result, the impact on the quarter can be estimated.

Net revenues increased by $118.1 million (20.1%) to $707.1 million in the third quarter from $589.0 million in the second quarter. The acquired business accounted for an estimated $96 million of the quarter over quarter increase. Foreign exchange rate changes increased third quarter net revenues by $8.1 million when compared to the second quarter. The remaining increase was largely attributable to market gains and net sales in the underlying AUM.

Investment management fees, as adjusted, increased by $95.7 million (14.7%) to $748.7 million in the third quarter from $653.0 million in the second quarter. The acquired business contributed an estimated increase of $74 million. Foreign exchange rate changes increased third quarter management fees by $11.0 million when compared to second quarter.

Service and distribution fees, as adjusted, increased $52.2 million (37.4%) to $191.6 million in the third quarter, from $139.4 million in the second quarter, with the acquired business accounting for an estimated $50 million of the increase. Performance fees in the third quarter were $2.5 million compared to $3.5 million in the second quarter. Other revenues, as adjusted, in the third quarter increased by $16.9 million (103.0%) to $33.3 million, from $16.4 million in the second quarter, with the acquired business contributing an estimated $14 million to the increase.

Net revenue is calculated after deducting third-party distribution, service and advisory expenses, as adjusted, of $269.0 million in the third quarter, compared to $223.3 million in the second quarter. The increase of $45.7 million includes an estimated $42 million from the acquired business and foreign exchange rate changes increased the third quarter third-party distribution, services and advisory expenses by $3.9 million.

Total operating expenses, as adjusted, increased by $61.0 million (15.2%) to $461.3 million in the third quarter from $400.3 million in the second quarter. Foreign exchange rate changes increased operating expenses, as adjusted, by $5.4 million when compared to the second quarter, with the remaining increase of $55.6 million the result largely of an additional two months of the acquired business expenses.

Employee compensation expenses, as adjusted, increased by $37.6 million (14.5%) to $297.7 million in the third quarter, from $260.1 million in the second quarter. The acquired business accounted for the majority of the quarter on quarter increase in employee compensation expenses, as adjusted, together with some increases in variable compensation, principally bonus and sales commission. Foreign exchange rate changes increased third quarter employee compensation expenses by $3.7 million when compared to second quarter. The third quarter also included severance costs of $3.4 million compared to $4.8 million in the second quarter.

Marketing expenses, as adjusted, increased by $9.6 million (27.0%) to $45.1 million in the third quarter, from $35.5 million in the second quarter of 2010, the increase largely related to the acquired business.

Property, office and technology expenses, as adjusted, increased $7.8 million (13.8%) to $64.2 million in the third quarter, from $56.4 million in the second quarter, again largely driven by the additional office space associated with the acquired business with foreign exchange rate changes adding $0.8 million when compared to second quarter.

General and administrative expenses, as adjusted, increased $6.0 million (12.4%) to $54.3 million in the third quarter, from $48.3 million in the second quarter, again largely linked to the acquired business with foreign exchange rate changes adding $0.7 million when compared to second quarter.

The effective tax rate decreased to 23.1% for the third quarter, from 29.3% for the second quarter primarily due to the release of a provision for uncertain tax positions, and the inclusion of a full quarter of the acquired business tax amortization benefit.

U.S. GAAP Earnings

Operating revenues increased 21.1% to $953.1 million in the third quarter from $787.0 million in the second quarter. Operating expenses increased by 7.6% to $770.2 million in the third quarter, from $715.6 million in the second quarter of 2010.

Operating expenses included $26.8 million of transaction and integration charges incurred in the third quarter related to the acquired business (second quarter: $79.3 million). Operating expenses in the second quarter included $8.9 million representing fund reimbursement costs from the correction of historical foreign exchange allocations.

The effective tax rate, excluding noncontrolling interests, decreased to 26.1% for the third quarter from 47.4% for the second quarter primarily due to the reduction in non-deductible transaction and integration charges related to the acquired business and the release of a provision for uncertain tax positions.

Capital Management

Cash and cash equivalents were $664.1 million at September 30, 2010, compared to $555.6 million at June 30, 2010. Long-term debt was $1,394.2 million at September 30, 2010, compared to $1,395.7 million at June 30, 2010, with a balance of $648.5 million draw on the credit facility at September 30, 2010 (June 30: $650.0 million).

During the third quarter, the company resumed purchases related to the share repurchase program authorized in April 2008, purchasing $127.7 million, representing 6.4 million shares at an average share price of $19.82.

In October, the company became one of only four asset managers to earn a “strong” enterprise risk management rating from Standard & Poor’s.

Today the company is declaring a third-quarter cash dividend of 11 cents per share to holders of our common shares and common share equivalents. The dividend is payable on December 8, 2010, to shareholders of record at the close of business on November 19, 2010.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Monday, October 25, 2010, at 9:00 a.m. ET, by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Monday, November 1, 2010, at 5:00 p.m. ET by calling 1-888-568-0107 for U.S. and Canadian callers or 1-203-369-3457 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-10	Q2-10	% Change	Q3-09	% Change
Adjusted revenues
Investment management fees	$748.7	$653.0	14.7%	$587.2	27.5%
Service and distribution fees	191.6	139.4	37.4%	111.8	71.4%
Performance fees	2.5	3.5	(28.6)%	4.3	(41.9)%
Other	33.3	16.4	103.0%	20.3	64.0%
Third-party distribution, service and advisory	(269.0)	(223.3)	20.5%	(186.5)	44.2%
Net revenues	707.1	589.0	20.1%	537.1	31.7%

Adjusted operating expenses
Employee compensation	297.7	260.1	14.5%	236.1	26.1%
Marketing	45.1	35.5	27.0%	28.0	61.1%
Property, office and technology	64.2	56.4	13.8%	63.6	0.9%
General and administrative	54.3	48.3	12.4%	37.2	46.0%
Total adjusted operating expenses	461.3	400.3	15.2%	364.9	26.4%

Adjusted operating income	245.8	188.7	30.3%	172.2	42.7%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	4.8	4.3	11.6%	(0.9)	N/A
Interest and dividend income	2.4	2.1	14.3%	2.0	20.0%
Interest expense	(16.1)	(14.1)	14.2%	(16.9)	(4.7)%
Other gains and losses, net	3.8	(3.5)	N/A	2.0	90.0%
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	240.7	177.5	35.6%	158.4	52.0%
Adjusted income tax provision	(55.5)	(52.0)	6.7%	(40.4)	37.4%
Adjusted net income, including gains and losses attributable to noncontrolling interests	185.2	125.5	47.6%	118.0	56.9%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	(0.2)	(0.1)	100.0%	(0.3)	(33.3)%
Adjusted net income	$185.0	$125.4	47.5%	$117.7	57.2%

Adjusted EPS	$0.39	$0.27	44.4%	$0.27	44.4%

Average diluted shares outstanding	479.1	457.8	4.7%	437.7	9.5%

Ending Headcount	5,532	5,421	2.0%	4,908	12.7%

Ending AUM (in billions)	$604.5	$557.7	8.4%	$446.9	35.3%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$725.8	$12.4	$—	$—	$—	$10.5	$748.7
Service and distribution fees	191.6	—	—	—	—	—	191.6
Performance fees	2.5	—	—	—	—	—	2.5
Other	33.2	0.2	—	—	—	(0.1)	33.3
Third-party distribution, service and advisory	—	(2.5)	(266.5)	—	—	—	(269.0)
Total operating revenues reconciled to net revenues	953.1	10.1	(266.5)	—	—	10.4	707.1

Operating expenses
Employee compensation	304.1	2.6	—	(5.0)	(4.0)	—	297.7
Third-party distribution, service and advisory	266.5	—	(266.5)	—	—	—	—
Marketing	44.8	0.3	—	—	—	—	45.1
Property, office and technology	63.5	0.7	—	—	—	—	64.2
General and administrative	64.5	0.9	—	(9.4)	—	(1.7)	54.3
Transaction and integration	26.8	—	—	(26.8)	—	—	—
Total operating expenses	770.2	4.5	(266.5)	(41.2)	(4.0)	(1.7)	461.3

Operating income reconciled to adjusted operating income	182.9	5.6	—	41.2	4.0	12.1	245.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.7	(5.9)	—	—	—	—	4.8
Interest and dividend income	3.4	0.3	—	—	(1.3)	—	2.4
Interest income of consolidated investment products	70.3	—	—	—	—	(70.3)	—
Gains/(losses) of consolidated investment products, net	(148.3)	—	—	—	—	148.3	—
Interest expense	(16.1)	—	—	—	—	—	(16.1)
Interest expense of consolidated investment products	(35.6)	—	—	—	—	35.6	—
Other gains and losses, net	14.6	—	—	—	(10.8)	—	3.8
Income before income taxes, including gains and losses attributable to noncontrolling interests	81.9	—	—	41.2	(8.1)	125.7	240.7
Income tax provision	(54.5)	—	—	(3.4)	2.4	—	(55.5)
Net income, including gains and losses attributable to noncontrolling interests	27.4	—	—	37.8	(5.7)	125.7	185.2
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	127.3	—	—	—	—	(127.5)	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income	$154.7	$—	$—	$37.8	$(5.7)	$(1.8)	$185.0

Operating margin	19.2%				Adjusted operating margin		34.8%

Diluted shares outstanding	479.1				Diluted shares outstanding		479.1

Diluted EPS	$0.32				Adjusted EPS		$0.39

    See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$627.9	$12.8	$—	$—	$—	$12.3	$—	$653.0
Service and distribution fees	139.4	—	—	—	—	—	—	139.4
Performance fees	3.5	—	—	—	—	—	—	3.5
Other	16.2	0.2	—	—	—	—	—	16.4
Third-party distribution, service and advisory	—	(2.6)	(220.7)	—	—	—	—	(223.3)
Total operating revenues reconciled to net revenues	787.0	10.4	(220.7)	—	—	12.3	—	589.0

Operating expenses
Employee compensation	260.5	2.5	—	(5.0)	2.1	—	—	260.1
Third-party distribution, service and advisory	220.7	—	(220.7)	—	—	—	—	—
Marketing	35.2	0.3	—	—	—	—	—	35.5
Property, office and technology	55.8	0.6	—	—	—	—	—	56.4
General and administrative	64.1	1.0	—	(5.2)	—	(2.7)	(8.9)	48.3
Transaction and integration	79.3	—	—	(79.3)	—	—	—	—
Total operating expenses	715.6	4.4	(220.7)	(89.5)	2.1	(2.7)	(8.9)	400.3

Operating income reconciled to adjusted operating income	71.4	6.0	—	89.5	(2.1)	15.0	8.9	188.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.4	(6.3)	—	—	—	0.2	—	4.3
Interest and dividend income	1.8	0.3	—	—	—	—	—	2.1
Interest income of consolidated investment products	53.1	—	—	—	—	(53.1)	—	—
Gains/(losses) of consolidated investment products, net	187.2	—	—	—	—	(187.2)	—	—
Interest expense	(14.1)	—	—	—	—	—	—	(14.1)
Interest expense of consolidated investment products	(25.6)	—	—	—	—	25.6	—	—
Other gains and losses, net	(9.3)	—	—	—	5.8	—	—	(3.5)
Income before income taxes, including gains and losses attributable to noncontrolling interests	274.9	—	—	89.5	3.7	(199.5)	8.9	177.5
Income tax provision	(36.7)	—	—	(11.2)	(1.2)	—	(2.9)	(52.0)
Net income, including gains and losses attributable to noncontrolling interests	238.2	—	—	78.3	2.5	(199.5)	6.0	125.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(197.4)	—	—	—	—	197.3	—	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income	$40.8	$—	$—	$78.3	$2.5	$(2.2)	$6.0	$125.4

Operating margin	9.1%				Adjusted operating margin			32.0%

Diluted shares outstanding	457.8				Diluted shares outstanding			457.8

Diluted EPS	$0.09				Adjusted EPS			$0.27

    See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$570.3	$15.0	$—	$—	$1.9	$587.2
Service and distribution fees	111.8	—	—	—	—	111.8
Performance fees	4.3	—	—	—	—	4.3
Other	19.4	0.5	—	—	0.4	20.3
Third-party distribution, service and advisory	—	(3.0)	(183.5)	—	—	(186.5)
Total operating revenues reconciled to net revenues	705.8	12.5	(183.5)	—	2.3	537.1

Operating expenses
Employee compensation	238.9	2.2	—	(5.0)	—	236.1
Third-party distribution, service and advisory	183.5	—	(183.5)	—	—	—
Marketing	27.7	0.3	—	—	—	28.0
Property, office and technology	63.0	0.6	—	—	—	63.6
General and administrative	40.1	1.2	—	(3.2)	(0.9)	37.2
Transaction and integration	1.0	—	—	(1.0)	—	—
Total operating expenses	554.2	4.3	(183.5)	(9.2)	(0.9)	364.9

Operating income reconciled to adjusted operating income	151.6	8.2	—	9.2	3.2	172.2

Other income/(expense)
Equity in earnings of unconsolidated affiliates	7.9	(8.5)	—	—	(0.3)	(0.9)
Interest and dividend income	1.7	0.3	—	—	—	2.0
Gains/(losses) of consolidated investment products, net	2.1	—	—	—	(2.1)	—
Interest expense	(16.9)	—	—	—	—	(16.9)
Other gains and losses, net	2.0	—	—	—	—	2.0
Income before income taxes, including gains and losses attributable to noncontrolling interests	148.4	—	—	9.2	0.8	158.4
Income tax provision	(43.7)	—	—	3.3	—	(40.4)
Net income, including gains and losses attributable to noncontrolling interests	104.7	—	—	12.5	0.8	118.0
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	0.5	—	—	—	(0.8)	(0.3)
Net income attributable to common shareholders reconciled to adjusted net income	$105.2	$—	$—	12.5	$—	$117.7

Operating margin	21.5%			Adjusted operating margin		32.1%

Diluted shares outstanding	437.7			Diluted shares outstanding		437.7

Diluted EPS	$0.24			Adjusted EPS		$0.27

    See pages 10 through 12 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated
Income Statements to Non-GAAP Condensed Consolidated Income
 Statement Information

The following are notes to the reconciliations presented on pages 7 through 9. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in our Form 10-Q for the three and six months ended June 30, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments include transaction and integration charges of $26.8 million for the third quarter (second quarter: $79.3 million, third quarter 2009: $1.0 million). The taxation effect of this amount, calculated at the applicable tax rates for the tax deductible portion of the charges, is $9.0 million for the third quarter (second quarter: $14.8 million, third quarter 2009: $0.2 million) giving a net adjustment of $17.8 million for the third quarter (second quarter: $64.5 million, third quarter 2009: $0.8 million). This equates to $0.04 of EPS in the third quarter (second quarter: $0.14, third quarter 2009: none)

Transaction and integration charges incurred during the third quarter include $7.5 million of staff costs (second quarter: $18.5 million, third quarter 2009: none), $6.3 million of technology contractor and related costs (second quarter: $4.3 million, third quarter 2009: none), and $13.0 million of professional services, principally legal, proxy solicitation, consultancy and insurance (second quarter: $18.9 million, third quarter 2009: none).

Acquisition related adjustments also include intangible amortization of $9.4 million for the third quarter (second quarter: $5.2 million; third quarter 2009: $3.2 million) and the amortization of prepaid compensation of $5.0 million (same for all quarters presented) related to the October 2006 acquisition of W.L. Ross & Co. Taxation of $1.0 million for the third quarter (second quarter: $0.6 million, third quarter 2009: $0.1 million) is recorded on a portion of the intangible amortization expense that does not generate a cash tax benefit, giving a net adjustment of $13.4 million for the third quarter (second quarter: $9.6 million, third quarter 2009: $8.1 million).

Adjustments for deferred income taxes on goodwill and indefinite-lived intangibles that are amortized for tax purposes were $6.6 million in the third quarter (second quarter: $4.2 million, third quarter 2009: $3.6 million).

2.	Consolidated investment products

Management fees earned by the company from consolidated investment products were $10.5 million in the third quarter (second quarter: $12.3 million, third quarter 2009: $1.9 million) while other revenues of $0.1 million were recorded by the consolidated investment products in the third quarter (second quarter: $0.0 million, third quarter 2009: $0.4 million reduction). By deconsolidating these products in the non-GAAP information, the management fees are added back while the other revenues are excluded. Similarly, the consolidated investment products’ expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. Interest income of consolidated investment products was $70.3 million in the third quarter (second quarter: $53.1 million, third quarter 2009: none), interest expense was $35.6 million in the third quarter (second quarter: $25.6 million, third quarter 2009: none) and net investment losses were $148.3 million in the third quarter (second quarter: $187.2 million gains, third quarter 2009: $2.1 million gains). The impact of these adjustments was offset by a $127.5 million loss attributable to noncontrolling interests in consolidated entities (second quarter: $197.3 million gain, third quarter 2009: $0.8 million loss). The consolidation of the investment products resulted in an increase of $1.8 million in net income attributable to common shareholders in our third quarter U.S. GAAP earnings (second quarter: $2.2 million increase, third quarter 2009: no impact). The above adjustments remove this impact.

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of Accounting Standards Codification (ASC) Topic 810 “Consolidation” and in accordance with the standard, 2009 comparative periods have not been restated.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. These investments are held to hedge the economic exposure to market movements. The appreciation of the compensation liability was $4.0 million in the third quarter (second quarter: $2.1 million depreciation) with an investment gain and interest and dividend income of $12.1 million in the third quarter (second quarter: $5.8 million loss) on the assets held to hedge the economic compensation liability. This change in compensation expense and the investment gains and losses are adjusted in arriving at the non-GAAP information and, net of the applicable taxation change of $2.4 million in the third quarter (second quarter: credit of $1.2 million), result in a net income deduction of $5.7 million for the third quarter (second quarter: addition of $2.5 million).

4.      Other Reconciling Items

Included within the second quarter 2010 general and administrative expenses is a charge of $8.9 million representing reimbursement costs from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds. The company’s income tax provision includes tax benefits of $2.9 million relating to this charge. The net of tax charge of $6.0 million is equivalent to a reduction in diluted EPS of $0.01. Due to the unique character and magnitude of this charge, its impact has been excluded in calculating the non-GAAP financial measures.

5.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

6.	Definitions of adjusted EPS

Adjusted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding (as used for diluted EPS).

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-10	Q2-10	% Change	Q3-09	% Change
Operating revenues
Investment management fees	$725.8	$627.9	15.6%	$570.3	27.3%
Service and distribution fees	191.6	139.4	37.4%	111.8	71.4%
Performance fees	2.5	3.5	(28.6)%	4.3	(41.9)%
Other	33.2	16.2	104.9%	19.4	71.1%
Total operating revenues	953.1	787.0	21.1%	705.8	35.0%

Operating expenses
Employee compensation	304.1	260.5	16.7%	238.9	27.3%
Third-party distribution, service and advisory	266.5	220.7	20.8%	183.5	45.2%
Marketing	44.8	35.2	27.3%	27.7	61.7%
Property, office and technology	63.5	55.8	13.8%	63.0	0.8%
General and administrative	64.5	64.1	0.6%	40.1	60.8%
Transaction and integration	26.8	79.3	(66.2)%	1.0	N/A
Total operating expenses	770.2	715.6	7.6%	554.2	39.0%

Operating income	182.9	71.4	156.2%	151.6	20.6%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.7	10.4	2.9%	7.9	35.4%
Interest and dividend income	3.4	1.8	88.9%	1.7	100.0%
Interest income of consolidated investment products	70.3	53.1	32.4%	—	N/A
Gains/(losses) of consolidated investment products, net	(148.3)	187.2	N/A	2.1	N/A
Interest expense	(16.1)	(14.1)	14.2%	(16.9)	(4.7)%
Interest expense of consolidated investment products	(35.6)	(25.6)	39.1%	—	N/A
Other gains and losses, net	14.6	(9.3)	N/A	2.0	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	81.9	274.9	(70.2)%	148.4	(44.8)%
Income tax provision	(54.5)	(36.7)	48.5%	(43.7)	24.7%
Net income, including gains and losses attributable to noncontrolling interests	27.4	238.2	(88.5)%	104.7	(73.8)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	127.3	(197.4)	N/A	0.5	N/A
Net income attributable to common shareholders	$154.7	$40.8	279.2%	$105.2	47.1%

Earnings per share:
---basic	$0.32	$0.09	255.6%	$0.24	33.3%
---diluted	$0.32	$0.09	255.6%	$0.24	33.3%

Average shares outstanding:
---basic	476.6	455.0	4.7%	431.6	10.4%
---diluted	479.1	457.8	4.7%	437.7	9.5%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine Months Ended September 30,
	2010	2009	% Change
Operating revenues
Investment management fees	$1,947.2	$1,508.4	29.1%
Service and distribution fees	443.5	301.2	47.2%
Performance fees	7.4	23.2	(68.1)%
Other	61.1	46.7	30.8%
Total operating revenues	2,459.2	1,879.5	30.8%

Operating expenses
Employee compensation	802.2	703.7	14.0%
Third-party distribution, service and advisory	682.8	498.0	37.1%
Marketing	108.3	78.5	38.0%
Property, office and technology	172.8	157.5	9.7%
General and administrative	178.6	117.0	52.6%
Transaction and integration	123.3	1.0	N/A
Total operating expenses	2,068.0	1,555.7	32.9%

Operating income	391.2	323.8	20.8%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	26.9	17.9	50.3%
Interest and dividend income	6.8	7.7	(11.7)%
Interest income of consolidated investment products	175.9	—	N/A
Gains/(losses) of consolidated investment products, net	142.0	(132.8)	N/A
Interest expense	(42.6)	(49.3)	(13.6)%
Interest expense of consolidated investment products	(82.0)	—	N/A
Other gains and losses, net	3.2	7.8	(59.0)%
Income before income taxes, including gains and losses attributable to noncontrolling interests	621.4	175.1	N/A
Income tax provision	(141.3)	(100.0)	41.3%
Net income, including gains and losses attributable to noncontrolling interests	480.1	75.1	N/A
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(189.6)	136.5	N/A
Net income attributable to common shareholders	$290.5	$211.6	37.3%

Earnings per share:
---basic	$0.64	$0.51	25.5%
---diluted	$0.63	$0.51	23.5%

Average shares outstanding:
---basic	457.0	411.5	11.1%
---diluted	459.9	417.8	10.1%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-10	Q2-10	% Change	Q3-09
Beginning Assets(a)	$557.7	$457.7	21.9%	$414.4
Long-term inflows	36.8	45.3	(18.8)%	27.6
Long-term outflows	(31.9)	(31.4)	1.6%	(23.6)
Long-term net flows	4.9	13.9	(64.7)%	4.0
Net flows in institutional money market funds	(2.4)	(0.9)	166.7%	(2.6)
Market gains and losses/reinvestment	34.4	(24.2)	N/A	30.3
Acquisitions/dispositions, net	1.7	114.6	(98.5)%	—
Foreign currency translation	8.2	(3.4)	N/A	0.8
Ending Assets	$604.5	$557.7	8.4%	$446.9

Average long-term AUM	$516.4	$413.4	24.9%	$347.3
Average institutional money market AUM	66.9	67.1	(0.3)%	89.8
Average AUM	$583.3	$480.5	21.4%	$437.1
Gross revenue yield on AUM(a,b)	65.7bps	66.0bps		65.2bps
Gross revenue yield on AUM before performance fees(a,b)	65.6bps	65.7bps		64.8bps
Net revenue yield on AUM(a,c)	48.5bps	49.0bps		49.2bps
Net revenue yield on AUM before performance fees(a,c)	48.3bps	48.7bps		48.8bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
June 30, 2010(a)	$557.7	$478.5	$79.2
Long-term inflows	36.8	21.6	15.2
Long-term outflows	(31.9)	(20.3)	(11.6)
Long-term net flows	4.9	1.3	3.6
Net flows in institutional money market funds	(2.4)	(2.4)	—
Market gains and losses/reinvestment	34.4	28.4	6.0
Acquisitions/dispositions, net	1.7	1.7	—
Foreign currency translation	8.2	7.1	1.1
September 30, 2010	$604.5	$514.6	$89.9

Average AUM	$583.3	$503.8	$79.5
Gross revenue yield on AUM(a,b)	65.7bps	74.8bps	8.8bps
Net revenue yield on AUM(a,c)	48.5bps	54.8bps	8.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2010(a)	$557.7	$325.6	$216.7	$15.4
Long-term inflows	36.8	29.0	7.2	0.6
Long-term outflows	(31.9)	(28.1)	(3.3)	(0.5)
Long-term net flows	4.9	0.9	3.9	0.1
Net flows in institutional money market funds	(2.4)	—	(2.4)	—
Market gains and losses/reinvestment	34.4	29.2	4.5	0.7
Acquisitions/dispositions, net	1.7	(1.0)	2.7	—
Foreign currency translation	8.2	4.9	3.3	—
September 30, 2010	$604.5	$359.6	$228.7	$16.2

See page 19 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	Sept 30, 2010	Sept 30, 2009	% Change
Beginning Assets(a)	$459.5	$377.1	21.9%
Long-term inflows	114.3	75.7	51.0%
Long-term outflows	(91.8)	(65.6)	39.9%
Long-term net flows	22.5	10.1	122.8%
Net flows in institutional money market funds	(13.8)	7.7	N/A
Market gains and losses/reinvestment	19.8	42.0	(52.9)%
Acquisitions/dispositions, net	116.3	—	N/A
Foreign currency translation	0.2	10.0	(98.0)%
Ending Assets	$604.5	$446.9	35.3%

Average long-term AUM	$434.5	$314.5	38.2%
Average institutional money market AUM	70.0	88.8	(21.2)%
Average AUM	$504.5	$403.3	25.1%
Gross revenue yield on AUM(a,b)	65.5bps	62.7bps
Gross revenue yield on AUM before performance fees(a,b)	65.3bps	61.9bps
Net revenue yield on AUM(a,c)	48.6bps	46.9bps
Net revenue yield on AUM before performance fees(a,c)	48.4bps	46.1bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
December 31, 2009(a)	$459.5	$406.5	$53.0
Long-term inflows	114.3	60.0	54.3
Long-term outflows	(91.8)	(56.4)	(35.4)
Long-term net flows	22.5	3.6	18.9
Net flows in institutional money market funds	(13.8)	(13.8)	—
Market gains and losses/reinvestment	19.8	16.5	3.3
Acquisitions/dispositions, net	116.3	102.6	13.7
Foreign currency translation	0.2	(0.8)	1.0
September 30, 2010	$604.5	$514.6	$89.9

Average AUM	$504.5	$441.5	$63.0
Gross revenue yield on AUM(a,b)	65.5bps	73.3bps	11.2bps
Net revenue yield on AUM(a,c)	48.6bps	54.0bps	11.2bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009(a)	$459.5	$239.8	$204.5	$15.2
Long-term inflows	114.3	76.5	35.3	2.5
Long-term outflows	(91.8)	(77.2)	(13.1)	(1.5)
Long-term net flows	22.5	(0.7)	22.2	1.0
Net flows in institutional money market funds	(13.8)	—	(13.8)	—
Market gains and losses/reinvestment	19.8	17.8	2.0	—
Acquisitions/dispositions, net	116.3	104.0	12.3	—
Foreign currency translation	0.2	(1.3)	1.5	—
September 30, 2010	$604.5	$359.6	$228.7	$16.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009(a)	$459.5	$192.6	$76.2	$39.9	$83.5	$67.3
Long-term inflows	114.3	75.5	22.1	5.7	1.1	9.9
Long-term outflows	(91.8)	(59.9)	(12.9)	(5.5)	(1.5)	(12.0)
Long-term net flows	22.5	15.6	9.2	0.2	(0.4)	(2.1)
Net flows in institutional money market funds	(13.8)	—	—	—	(13.8)	—
Market gains and losses/reinvestment	19.8	10.3	7.6	1.1	0.1	0.7
Acquisitions/dispositions, net	116.3	75.4	37.8	0.3	0.6	2.2
Foreign currency translation	0.2	0.5	—	(0.2)	(0.1)	—
September 30, 2010	$604.5	$294.4	$130.8	$41.3	$69.9 (e)	$68.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009(a)	$459.5	$294.1	$29.0	$84.9	$24.4	$27.1
Long-term inflows	114.3	66.5	1.6	12.9	10.7	22.6
Long-term outflows	(91.8)	(62.6)	(5.1)	(10.8)	(8.2)	(5.1)
Long-term net flows	22.5	3.9	(3.5)	2.1	2.5	17.5
Net flows in institutional money market funds	(13.8)	(15.1)	—	(1.4)	3.6	(0.9)
Market gains and losses/reinvestment	19.8	14.3	0.7	4.2	0.8	(0.2)
Acquisitions/dispositions, net	116.3	102.8	0.1	1.8	2.9	8.7
Foreign currency translation	0.2	—	0.4	(1.8)	(0.6)	2.2
September 30, 2010	$604.5	$400.0	$26.7	$89.8	$33.6	$54.4

See page 19 for footnotes to the tables above.

Invesco Ltd.
Quarterly Assets Under Management – ETF, UIT & Passive

(in billions)	Q3-10	Q2-10	% Change	Q3-09
Beginning Assets	$79.2	$55.7	42.2%	$39.0
Long-term inflows	15.2	26.6	(42.9)%	9.8
Long-term outflows	(11.6)	(11.9)	(2.5)%	(7.5)
Long-term net flows	3.6	14.7	(75.5)%	2.3
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	6.0	(4.8)	N/A	4.5
Acquisitions/dispositions, net	—	13.7	(100.0)%	—
Foreign currency translation	1.1	(0.1)	N/A	0.1
Ending Assets	$89.9	$79.2	13.5%	45.9

Average long-term AUM	79.5	57.5	38.3%	41.5
Average institutional money market AUM	—	—	N/A	—
Average AUM	$79.5	$57.5	38.3%	$41.5
Gross revenue yield on AUM(b)	8.8bps	12.0bps		13.9bps
Gross revenue yield on AUM before performance fees(b)	8.8bps	12.0bps		13.9bps
Net revenue yield on AUM(c)	8.8bps	12.0bps		13.9bps
Net revenue yield on AUM before performance fees(c)	8.8bps	12.0bps		13.9bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2010	$79.2	$57.3	$21.9	—
Long-term inflows	15.2	15.2	—	—
Long-term outflows	(11.6)	(11.6)	—	—
Long-term net flows	3.6	3.6	—	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	6.0	5.7	0.3	—
Acquisitions/dispositions, net	—	—	—	—
Foreign currency translation	1.1	—	1.1	—
September 30, 2010	$89.9	$66.6	$23.3	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
June 30, 2010	$79.2	$48.9	$15.3	—	—	$15.0
Long-term inflows	15.2	12.7	1.8	—	—	0.7
Long-term outflows	(11.6)	(9.8)	(0.3)	—	—	(1.5)
Long-term net flows	3.6	2.9	1.5	—	—	(0.8)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	6.0	4.8	0.4	—	—	0.8
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	1.1	0.9	—	—	—	0.2
September 30, 2010	$89.9	$57.5	$17.2	—	—	$15.2

See page 19 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management – ETF, UIT & Passive

(in billions)	Sept 30, 2010	Sept 30, 2009	% Change
Beginning Assets	$53.0	$30.5	73.8%
Long-term inflows	54.3	28.2	92.6%
Long-term outflows	(35.4)	(22.0)	60.9%
Long-term net flows	18.9	6.2	204.8%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	3.3	8.9	(62.9)%
Acquisitions/dispositions, net	13.7	—	N/A
Foreign currency translation	1.0	0.3	233.3%
Ending Assets	$89.9	$45.9	95.9%

Average long-term AUM	63.0	34.6	82.1%
Average institutional money market AUM	—	—	N/A
Average AUM	$63.0	$34.6	82.1%
Gross revenue yield on AUM(b)	11.2bps	12.7bps
Gross revenue yield on AUM before performance fees(b)	11.2bps	12.7bps
Net revenue yield on AUM(c)	11.2bps	12.7bps
Net revenue yield on AUM before performance fees(c)	11.2bps	12.7bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009	$53.0	$48.0	$5.0	—
Long-term inflows	54.3	38.3	16.0	—
Long-term outflows	(35.4)	(35.4)	—	—
Long-term net flows	18.9	2.9	16.0	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	3.3	2.0	1.3	—
Acquisitions/dispositions, net	13.7	13.7	—	—
Foreign currency translation	1.0	—	1.0	—
September 30, 2010	$89.9	$66.6	$23.3	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009	$53.0	$31.1	$4.0	—	—	$17.9
Long-term inflows	54.3	47.2	3.1	—	—	4.0
Long-term outflows	(35.4)	(27.8)	(0.8)	—	—	(6.8)
Long-term net flows	18.9	19.4	2.3	—	—	(2.8)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	3.3	1.6	1.7	—	—	—
Acquisitions/dispositions, net	13.7	4.5	9.2	—	—	—
Foreign currency translation	1.0	0.9	—	—	—	0.1
September 30, 2010	$89.9	$57.5	$17.2	—	—	$15.2

See page 19 for footnotes to the tables above.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)
The beginning balances were adjusted to reflect certain asset reclassifications. To align our external reporting of AUM with how Invesco is portrayed in the industry, in the three months ended June 30, 2010, the company changed its definition of AUM to include assets with which the company is also associated: the PowerShares QQQ fund, DB PowerShares ETFs, and other passive assets.

These products previously were not included in the company's reported AUM, because the company does not receive investment management fees from these assets. These assets are marketed as Invesco products, and to include them as part of our AUM better represents the full size and capabilities of Invesco. Additionally, the company may receive performance, service, distribution, and/or transaction revenues from these assets. The inclusion of these assets as AUM changed previously reported AUM, gross and net revenue calculations on AUM and gross and net revenue calculations on AUM before performance fees. Additionally, as a result of the acquired business, the company now manages UIT products, which are now categorized in this passive asset group, and for which we earn revenues related to transactional sales charges from the sale of these products and income from the difference between the purchase or bid and offer prices of securities temporarily held to form new UIT products.

(b)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $3.4 billion (second quarter 2010: $3.5 billion; third quarter 2009: $3.9 billion). For year to date AUM, our share of the average AUM in the nine months of 2010 for our JVs in China was $3.6 billion (nine months of 2009: $3.6 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 7 to 9 of this release for a reconciliation of operating revenues to net revenues.

(c)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 to 9 of this release for a reconciliation of operating revenues to net revenues.

(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.

(e)	Ending Money Market AUM includes $65.8 billion in institutional money market AUM and $4.1 billion in retail money market AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	24%	79%	95%	17%	78%	76%
	U.S. Growth	52%	45%	57%	52%	46%	52%
	U.S. Value	57%	95%	95%	61%	94%	93%
	Sector	53%	73%	71%	16%	57%	56%
	U.K.	94%	92%	95%	92%	91%	92%
	Canadian	44%	64%	3%	65%	81%	25%
	Asian	68%	74%	94%	57%	69%	75%
	Continental European	98%	81%	94%	79%	80%	77%
	Global	79%	57%	79%	43%	39%	54%
	Global Ex U.S. and Emerging Markets	87%	84%	94%	61%	93%	62%
Balanced
	Balanced	38%	76%	76%	29%	65%	71%
Fixed Income
	Money Market	38%	77%	74%	96%	93%	94%
	U.S. Fixed Income	86%	41%	66%	76%	65%	62%
	Global Fixed Income	93%	79%	86%	90%	91%	90%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 61%, 60%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 73%, 71%, and 66% of total Invesco AUM, respectively, as of 9/30/10. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.